JIMMY C.H. CHEUNG & CO. Certified Public Accountants Members of Kreston International	Registered with the Public Company Accounting Oversight Board

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ref:                EVER-GLORY INTERNATIONAL GROUP, INC.

We have read the statements that we understand EVER-GLORY INTERNATIONAL GROUP, INC. will include under Item 4 of its Form 8-K report it will file regarding the recent change of its certifying accountants. We agree with the statements made regarding our Firm. We have no basis to agree or disagree with the other statements made under Item 4.

Very truly yours,
JIMMY C.H. CHEUNG & CO.
Certified Public Accountants

Hong Kong, January 14, 2008

1607 Dominion Centre, 43 Queen’s Road East, Wanchai, Hong Kong Tel: (852) 25295500 Fax: (852) 28651067 Email :jchc@krestoninternational.com.hk Website : http://www.jimmycheungco.com	Kreston International with offices in Europe America, The Middle East, The Far East and Australia